Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of our reports dated February 27, 2017, relating to the consolidated financial statements, the effectiveness of Chesapeake Utilities Corporation’s internal control over financial reporting, and schedule of Chesapeake Utilities Corporation appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Baker Tilly Virchow Krause, LLP
Philadelphia, Pennsylvania November 30, 2017